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                                 EXHIBIT m.(ii)
        Form of Amendment Number 5 to Rule 12b-1 Plan for Class IB Shares

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                              AMENDMENT NUMBER 5 TO
                RULE 12b-1 DISTRIBUTION PLAN FOR CLASS IB SHARES

     Pursuant to the Rule 12b-1 Distribution Plan for Class IB Shares between Hartford Series Fund, Inc. and Hartford Securities Distribution Company, Inc. dated January 22, 1998, as amended (the "Distribution Plan"), Hartford Growth HLS Fund is hereby included as an additional Fund. All provisions in the Distribution Plan shall also apply to Hartford Growth HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2001.

                                 HARTFORD SERIES FUND, INC.
                                 on behalf of:
                                 Hartford Growth HLS Fund

                                 By:  _____________________________
                                         David M. Znamierowski
                                         President

                                 Hartford Securities Distribution Company, Inc.


                                 By:  _____________________________
                                         Peter W. Cummins
                                         Senior Vice President